Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-35901 and 333-86618 on Form S-8 of our reports dated February 23, 2009, relating to the consolidated financial statements and consolidated financial statement schedule of Amphenol Corporation and subsidiaries and the effectiveness of Amphenol Corporation and subsidiaries’ internal control over financial reporting, appearing in this Annual Report on Form 10-K of Amphenol Corporation for the year ended December 31, 2008.

/s/ Deloitte & Touche LLP

February 23, 2009